Exhibit 99.1

Vistas Media Acquisition Company Inc. Shareholders
Approve Business Combination with Anghami Inc.

NEW YORK, NY – January 20, 2022 – Anghami Inc. (“Anghami” or the “Company”), the leading music streaming platform and service in the Middle East and North Africa, and Vistas Media Acquisition Company Inc. (NASDAQ: VMAC) (“VMAC”), a publicly traded special purpose acquisition company, announced today that in a special meeting on January 19, 2022, VMAC’s shareholders voted to approve its proposed business combination (the “Business Combination”) with Anghami. Approximately 98% of the votes cast at the meeting were in favor of the Business Combination.

The Business Combination is expected to close upon satisfaction of the closing conditions. Following the closing of the Business Combination, the common stock and warrants of the surviving company are expected to begin trading on the NASDAQ under the tickers “ANGH” and “ANGHW,” respectively.

About Vistas Media Acquisition Company Inc.

Vistas Media Acquisition Company Inc. is a blank check company, also commonly referred to as a Special Purpose Acquisition Company, or SPAC, formed for the purpose of effecting a merger, stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities in the Global Media and Entertainment sector.

To learn more about Vistas Media Acquisition Company Inc., please visit https://vmac.media.

About Anghami Inc.

Anghami is the leading digital music entertainment technology platform in the Middle East and North Africa, with the largest catalog comprising more than 57 million songs available for more than 70 million users. When it launched in 2012, Anghami was the first music-streaming platform in MENA. In digitizing the region’s music, it has become the best-known and best-loved brand in music streaming in MENA. Today, Anghami features licensed content from leading Arabic labels, independent artists and distributors. Anghami also features music from the major International labels such as Universal, Sony, Warner and is continuously licensing new content. Headquartered in Abu Dhabi, it has offices in Beirut, Dubai, Cairo and Riyadh and operates in 16 countries across MENA. It is the only service available in English, Arabic and French, and remains close to its customer base, not only thanks to its pan-regional presence but also via the 56 million user data points it generates every day.

To learn more about Anghami, please visit: https://anghami.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. VMAC’s and Anghami’s actual results may differ from their expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the satisfaction of the closing conditions to the proposed business combination, and the timing of the completion of the proposed business combination. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from those discussed in the forward-looking statements. Most of these factors are outside VMAC’s and Anghami’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the occurrence of any event, change, or other circumstances that could give rise to the termination of the Business Combination Agreement (the “Agreement”); (2) the outcome of any legal proceedings that may be instituted against VMAC and Anghami following the announcement of the Agreement and the transactions contemplated therein; (3) the inability to complete the proposed business combination, including certain regulatory approvals, or satisfy other conditions to closing in the Agreement; (4) the occurrence of any event, change, or other circumstance that could give rise to the termination of the Agreement or could otherwise cause the transaction to fail to close; (5) the impact of COVID-19 on Anghami’s business and/or the ability of the parties to complete the proposed business combination; (6) the risk that the proposed business combination disrupts current plans and operations as a result of the announcement and consummation of the proposed business combination; (7) costs related to the proposed business combination; (8) changes in applicable laws or regulations; (9) the possibility that Anghami or VMAC may be adversely affected by other economic, business, and/or competitive factors; and (10) other risks and uncertainties indicated from time to time in the final prospectus of VMAC for its initial public offering, including those under “Risk Factors” therein, and in VMAC’s other filings with the SEC. VMAC cautions that the foregoing list of factors is not exclusive. VMAC cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. VMAC does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based.

Contacts:

VMAC:

F. Jacob Cherian, CEO

+1 212- 859-3525

fjc@vmac.media

Investor Contact:

Ashley DeSimone

Ashley.Desimone@icrinc.com

Brett Milotte, ICR

Brett.Milotte@icrinc.com

Middle East Media:

Dhanya Issac / Omar Nasro, ASDA’A BCW

Dhanya.Issac@bcw-global.com / Omar.Nasro@bcw-global.com